Exhibit 10.4

PUBLIC COMPANY HOLDINGS UNIT AWARD AGREEMENT
OF
KKR & CO. INC.

(Executive Officers)

CONFIDENTIAL

i

PUBLIC COMPANY HOLDINGS UNIT AWARD AGREEMENT
OF
KKR & CO. INC.

This PUBLIC COMPANY HOLDINGS UNIT AWARD AGREEMENT (this “Agreement”) of KKR & CO. INC. (the “Corporation”) is made by and between the Corporation and the undersigned (the “Grantee”).  Capitalized terms used herein and not otherwise defined herein or in the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan, as amended from time to time (the “Plan”), shall be as defined in Appendix A attached hereto and the Plan is hereby attached as Appendix E and incorporated by reference herein.

RECITALS

WHEREAS, the board of directors of the Corporation (the “Board”) has determined it is in the best interests of the Corporation to provide the Grantee with this Agreement pursuant to and in accordance with the terms of the Plan.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to the following:

ARTICLE I
GRANT OF PUBLIC COMPANY HOLDINGS UNITS

Section 1.1.	Grant of Public Company Holdings Units; Conditions of Grant

The Corporation hereby grants to the Grantee, effective as of the Grant Date specified on the RSU Grant Certificate attached hereto as Appendix B (the “Grant Date”), the number of “public company holdings units”, which are restricted stock units set forth in the RSU Grant Certificate attached hereto, subject to the terms and conditions of this Agreement. Each restricted stock unit that is granted pursuant to this Agreement represents the right to receive delivery of one share of Class A Common Stock, subject to any adjustment pursuant to Section 9 of the Plan (each such restricted stock unit, an “RSU”).  Notwithstanding the foregoing, the grant of RSUs hereunder is conditioned upon the Grantee’s agreement to the covenants and obligations contained in the Confidentiality and Restrictive Covenant Obligations attached hereto as Appendix D incorporated herein by reference.

Section 1.2.	RSUs and Agreement Subject to Plan; Administrator

This Agreement and the grant of RSUs provided for herein shall be subject to the provisions of the Plan, except that if there are any express differences or inconsistencies between the provisions of the Plan and this Agreement, the provisions of this Agreement shall govern. For the avoidance of doubt, the Corporation may delegate to any employee of the KKR Group its duties and powers hereunder, and any reference to the “Administrator” contained herein shall be deemed to include any such delegate.

 ARTICLE II
 VESTING AND SETTLEMENT OF RSUS

Section 2.1.	Vesting of RSUs

(a)	The following vesting provisions shall apply to the RSUs:

(i)
Subject to the Grantee’s continued Employment through the Service Vesting Date or Service Vesting Dates, as applicable, as specified in the RSU Grant Certificate attached hereto, the RSUs shall become vested on such date or dates, as applicable, as to the percentage(s) set forth in such RSU Grant Certificate.

(ii)
If, prior to the date the RSUs are vested as provided in Section 2.1(a)(i) above or otherwise terminate and are forfeited pursuant to Section 2.1(b) and (c) below: (A) the Grantee’s Employment terminates due to the Grantee’s Retirement, if applicable, then all Retirement RSUs shall, in the discretion of the Administrator,  be fully vested as a result thereof; (B) the Grantee dies or experiences a Disability, then all unvested RSUs shall be vested as a result thereof, provided that if the Grantee is not an employee of the KKR Group, then any vesting of unvested RSUs described in this clause (B) shall be in the discretion of the Administrator; or (C) there occurs a Change in Control prior to any termination of the Grantee’s Employment, then all or any portion of any unvested RSUs may, in the discretion of the Administrator, be vested as a result thereof.  Notwithstanding the foregoing, if the Corporation receives an opinion of counsel that there has been a legal judgment and/or legal development in the Grantee’s jurisdiction that would likely result in the favorable treatment applicable to the Retirement RSUs pursuant to this Section 2.1(a)(ii) being deemed unlawful and/or discriminatory, then the Corporation will not apply the favorable treatment at the time the Grantee’s Employment terminates due to the Grantee’s Retirement under clause (A) above, and the RSUs will be treated as set forth in Section 2.1(a)(i), 2.1(b), 2.1(c) or the other provisions of this Section 2.1(a)(ii), as applicable.

(iii)	All RSUs that become vested under this Section 2.1(a) are eligible to be Settled pursuant to Section 2.2 of this Agreement.

(b)
If the Grantee’s Employment terminates for any reason other than due to the Grantee’s death, Disability or Retirement, each as provided for in Section 2.1(a) above, all then unvested RSUs (including any RSUs that are not Retirement RSUs) shall immediately terminate and be forfeited without consideration, and no Class A Common Stock shall be delivered hereunder.

(c)
The Grantee’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively providing services (even if still considered employed or engaged under local Law) and will not be extended by any notice period mandated under local Law (e.g., active Employment would not include a period of “garden leave” or similar period pursuant to local Law) except as may be otherwise agreed in writing by the Corporation or the Designated Service Recipient with the Grantee; the Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively employed or engaged for purposes of the RSUs.

Section 2.2.	Settlement of RSUs

(a)
To the extent that (i) an RSU granted hereunder becomes vested pursuant to Section 2.1(a) above and (ii) the related Service Vesting Date has also occurred, then with respect to such percentage of RSUs set forth next to the applicable Service Vesting Date on the RSU Grant Certificate, such RSU shall be Settled as soon as administratively practicable on or following the applicable Service Vesting Date for such RSU; provided that the Administrator may determine that such Settlement may instead occur on or as soon as administratively practicable after the first day of the next permissible trading window of Class A Common Stock that opens for employees of the KKR Group to sell Class A Common Stock (provided that in any event such Settlement shall not be later than the time permitted under Section 409A, if applicable).  For the avoidance of doubt, the Settlement of any RSUs that become vested pursuant to Section 2.1(a)(ii) above shall not be accelerated, such that, with respect to any such RSUs, only that percentage of such RSUs that would otherwise have become vested on each applicable Service Vesting Date as set forth on the RSU Grant Certificate pursuant to Section 2.1(a)(i) shall be Settled at each such Service Vesting Date in accordance with the foregoing sentence. The date on which any RSU is to be Settled hereunder is referred to as a “Delivery Date.” The Settlement of each RSU shall be effected in accordance with, and subject to the provisions of, Section 2.2(b) below.

(b)
On any Delivery Date, each vested RSU that is then being Settled shall be cancelled in exchange for the Corporation delivering to the Grantee either (i) the number of Class A Common Stock equal to the number of RSUs that are to be Settled on such Delivery Date pursuant to Section 2.2(a) above or (ii) an amount of cash, denominated in U.S. dollars, equal to the Fair Market Value of the foregoing number of Class A Common Stock (a “Cash Payment”). The Administrator may elect in its sole discretion whether to Settle the RSUs in Class A Common Stock or by a Cash Payment, and in the case of the Cash Payment, whether to have the Cash Payment delivered by the member of the KKR Group that employs or engages the Grantee or to which the Grantee otherwise is rendering services (the “Designated Service Recipient”).

(c)
Subject to the provisions of this Article II relating to the number of RSUs that are to be Settled on any applicable Delivery Date and solely to the extent permitted under Section 409A, if applicable, the Corporation may impose such other conditions and procedures in relation to the Settlement of RSUs as it may reasonably determine. In addition to the foregoing and notwithstanding anything else in this Agreement, the Administrator may require that any or all of Class A Common Stock that may be delivered to the Grantee under this Section 2.2 that the Grantee intends to sell, from time to time, may only be sold through a coordinated sales program as defined by the Administrator.

(d)	Any of the foregoing payments or deliveries shall in all instances be subject to Sections 4.3 and 4.5 below, as applicable.

Section 2.3.	No Dividend Payments

The RSUs granted to the Grantee hereunder do not include the right to receive any dividend payments.

ARTICLE III
RESTRICTIONS ON TRANSFERS AND OTHER LIMITATIONS

Section 3.1.	Transfer Restrictions on RSUs

(a)
The Grantee may not Transfer all or any portion of the Grantee’s RSUs to any Other Holder (including to any Family Related Holder) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as are determined by the Administrator, in its sole discretion.

(b)	Any Transfer of RSUs by the Grantee to Other Holders permitted by the Administrator pursuant to Section 3.1(a) shall be made in accordance with Section 3.4.

(c)	Any purported Transfer of RSUs that is not in accordance with this Section 3.1 is null and void.

Section 3.2.	Confidentiality and Restrictive Covenants

The Grantee acknowledges and agrees that Grantee is bound by and will comply with the Confidentiality and Restrictive Covenant Obligations contained in Appendix D, which obligations are incorporated by reference herein, and any other agreements that the Grantee has entered into with the Designated Service Recipient, the Corporation, KKR Holdings L.P., KKR Associates Holdings L.P., or any other member of the KKR Group, with respect to the Grantee’s obligation to keep confidential the nonpublic, confidential or proprietary information of the KKR Group and its Affiliates and any restrictive covenants concerning the Grantee’s obligations not to compete with the KKR Group or solicit its clients or employees after termination of Employment), as such agreements may be amended from time to time.  If the Grantee is a limited partner of KKR Holdings L.P. or KKR Associates Holdings L.P., the Grantee further acknowledges and agrees that references to a Confidentiality and Restrictive Covenant Agreement in the limited partnership agreements of KKR Holdings L.P. and KKR Associates Holdings L.P. shall be deemed to include and also refer to the Confidentiality and Restrictive Covenant Obligations contained in Appendix D hereto.

Section 3.3.	Post-Settlement Transfer Restrictions on Class A Common Stock

The provisions of this Section 3.3 shall or shall not be applicable to the RSUs granted to the Grantee hereunder as indicated on the RSU Grant Certificate.

(a)
The Grantee may not Transfer all or any portion of the Grantee’s Transfer Restricted Class A Common Stock (as defined below) (including to any Family Related Holder) without the prior written consent of the Administrator, which consent may be given or withheld, or made subject to such conditions (including the receipt of such legal or tax opinions and other documents that the Corporation may require) as are determined by the Administrator, in its sole discretion.  For the avoidance of doubt, Transfer Restricted Class A Common Stock may only be held in an account with an institution, and subject to terms and conditions, which have been approved by the Administrator from time to time.  Any Transfer of Transfer Restricted Class A Common Stock by the Grantee to Other Holders permitted by the Administrator pursuant to Section 3.3(a) shall be made in accordance with Section 3.4.

(b)
A “Transfer Restricted Class A Common Stock” refers to all Class A Common Stock delivered upon Settlement of a vested RSU until (i) the first anniversary of the Service Vesting Date related thereto, in the case of 50% of such Class A Common Stock and (ii) the second anniversary of such Service Vesting Date, in the case of the other 50% of such Class A Common Stock.

(c)
If the Grantee breaches in any significant or intentional manner, as determined by the Administrator in his sole discretion, any of the Grantee’s covenants as stated in the Confidentiality and Restrictive Covenant Obligations contained in Appendix D, the Administrator, in his sole discretion, may direct that the Grantee forfeit all or a portion of the Transfer Restricted Class A Common Stock held by the Grantee in an amount determined by the Administrator in his sole discretion.  The Grantee hereby consents and agrees to immediately surrender and deliver such Transfer Restricted Class A Common Stock to the Corporation, without the payment of any consideration, receipt of any further notice or fulfillment of any other condition.

(d)
If for any reason the Grantee’s Employment is terminated for Cause, unless otherwise determined by the Administrator in writing, all Transfer Restricted Class A Common Stock held by the Grantee shall automatically be forfeited by the Grantee without payment of any consideration.  The Grantee hereby consents and agrees to immediately surrender and deliver such Transfer Restricted Class A Common Stock to the Corporation, without the payment of any consideration, receipt of any further notice or fulfillment of any other condition.

(e)
Any forfeiture of Transfer Restricted Class A Common Stock contemplated by Section 3.3(c) or Section 3.3(d) shall require no additional procedures on the part of the Corporation or its Affiliates.  The Grantee hereby acknowledges that the Administrator may take any and all actions to reflect the forfeiture of Transfer Restricted Class A Common Stock hereunder, including but not limited to the delivery of a written notice to the institution contemplated in Section 3.3(a) that holds the Transfer Restricted Class A Common Stock, and agrees to take any further action to memorialize such forfeiture as the Administrator may require.

(f)
The Administrator may, from time to time, waive the provisions of this Section 3.3, subject to the imposition of any conditions or further requirements, as determined by the Administrator in his sole discretion.  Without limiting the foregoing, (i) the Administrator may impose equivalent transfer or forfeiture restrictions on the Grantee’s other equity, if any, held in KKR Holdings, L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) to the extent that the provisions of this Section 3.3 are waived, and (ii) the Grantee hereby consents in advance to the imposition of such equivalent transfer or forfeiture restrictions for purposes of the governing documents of Grantee’s other equity, if any, held in KKR Holdings, L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) to the extent the Administrator waives the application of this Section 3.3 to the Transfer Restricted Class A Common Stock.

(g)
For the avoidance of doubt, the provisions of this Section 3.3 also apply in the event the Grantee receives a Cash Payment in Settlement of a vested RSU on a Delivery Date as provided in Section 2.2(b).

(h)	Any purported Transfer of Transfer Restricted Class A Common Stock that is not in accordance with this Section 3.3 is null and void.

Section 3.4.	Transfers to Other Holders

(a)
Transfers of RSUs or Transfer Restricted Class A Common Stock by the Grantee to Other Holders are not permitted unless the Administrator provides his prior written consent pursuant Section 3.1 or Section 3.3.  Prior to a Transfer of any RSUs or Transfer Restricted Class A Common Stock to any Other Holder, the Other Holder must consent in writing to be bound by this Agreement as an Other Holder and deliver such consent to the Administrator.

(b)
If an RSU or Transfer Restricted Class A Common Stock is held by an Other Holder, such Other Holder shall be bound by this Agreement in the same manner and to the same extent as the Grantee is bound hereby (or would be bound hereby had the Grantee continued to hold such RSU or Transfer Restricted Class A Common Stock). Any Transfer to an Other Holder must be undertaken in compliance with Section 3.1(a). For the avoidance of doubt, any vesting requirement of Section 2.1 above that applies to an RSU or transfer or forfeiture restrictions that are applicable to Transfer Restricted Class A Common Stock (including those Transfer Restricted Class A Common Stock delivered upon Settlement of a Transferred RSU) held by an Other Holder shall be satisfied or deemed to be satisfied under this Article III only to the extent that such vesting requirement or transfer or forfeiture restrictions, as applicable, would otherwise have been satisfied if the RSU or Transfer Restricted Class A Common Stock had not been Transferred by the Grantee, and any RSU and Transfer Restricted Class A Common Stock, as applicable, that is held by an Other Holder shall cease to be held by such Other Holder under this Article III if the RSU or Transfer Restricted Class A Common Stock, as applicable, would have then ceased to be held by the Grantee if the RSU or Transfer Restricted Class A Common Stock had not been Transferred by the Grantee to such Other Holder.

(c)
In the event of a property settlement or separation agreement between the Grantee and his or her spouse, the Grantee agrees that he or she shall use reasonable efforts to retain all of his or her RSUs and Transfer Restricted Class A Common Stock and shall reimburse his or her spouse for any interest he or she may have under this Agreement out of funds, assets or proceeds separate and distinct from his or her interest under this Agreement.

Section 3.5.	Minimum Retained Ownership Requirement

The provisions of this Section 3.5 shall or shall not be applicable to the RSUs granted to the Grantee hereunder as indicated on the RSU Grant Certificate.

(a)
For so long as the Grantee retains his or her Employment, the Grantee (collectively with all Family Related Holders who become Other Holders, if applicable) must continuously hold an aggregate number of Class A Common Stock Equivalents that is at least equal to fifteen percent (15%) of the cumulative amount of (x) all RSUs granted to the Grantee under this Agreement and (y) all other RSUs designated as “public company holdings units” that have been or are hereafter granted to the Grantee under the Plan, in each case that have become vested pursuant to Section 2.1(a) (or similar provision in any other “public company holdings units” grant agreement), prior to any net Settlement permitted by Section 4.5.

(b)
“Class A Common Stock Equivalents” means any combination of: (i) RSUs that are or become vested pursuant to Section 2.1 of this Agreement and Class A Common Stock delivered upon Settlement of any such RSUs (even if they are Transfer Restricted Class A Common Stock) and (ii) RSUs designated as “public company holdings units” granted to the Grantee under the Plan that are or become vested pursuant to a provision similar to Section 2.1 of this Agreement and Class A Common Stock delivered upon Settlement of any such RSUs (even if a provision similar to the transfer restrictions on Transfer Restricted Class A Common Stock has not yet been satisfied).

(c)
The Administrator may, from time to time, waive the provisions of this Section 3.5, subject to the imposition of any conditions or further requirements, as determined by the Administrator in his sole discretion.  Without limiting the foregoing, (i) the Administrator may impose equivalent transfer restrictions on the Grantee’s other equity, if any, held in KKR Holdings, L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) to the extent that the provisions of this Section 3.5 are waived, and (ii) the Grantee hereby consents in advance to the imposition of such equivalent transfer restrictions for purposes of the governing documents of Grantee’s other equity, if any, held in KKR Holdings, L.P., the Corporation or any of their respective Affiliates (or any of their respective equity incentive plans) to the extent the Administrator waives the application of this Section 3.5 to Class A Common Stock Equivalents.

(d)
Any purported Transfer of any Class A Common Stock that would result in a violation of this Section 3.5 is null and void.  Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Section 4.7) this Section 3.5 shall survive any termination of this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1.	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any otherwise governing principles of conflicts of law that would apply the Laws of another jurisdiction.

Section 4.2.	Arbitration

(a)
Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce.  If the parties to the dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment.  The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.  Except as required by Law or as may be reasonably required in connection with ancillary judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration, or any documents produced by another party in the proceedings not otherwise in the public domain. Judgment on any award rendered by an arbitration tribunal may be entered in any court having jurisdiction thereover.

(b)
Notwithstanding the provisions of Section 4.2(a), the Corporation may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling the Grantee to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this clause (b), the Grantee (i) expressly consents to the application of Section 4.2(c) below to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Secretary or General Counsel of the Corporation (or any officer of the Corporation) at the address identified for the Corporation as set forth in Section 4.6 below as such Grantee’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Grantee of any such service of process, shall be deemed in every respect effective service of process upon the Grantee in any such action or proceeding.

(c)
EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE U.S. FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 4.2, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT.  Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm or challenge an arbitration award.  The parties acknowledge that the forums designated by this clause (c) have a reasonable relation to this Agreement and to the parties’ relationship with one another. The parties hereby waive, to the fullest extent permitted by applicable Law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding referred to in this Section 4.2 brought in any court referenced therein and such parties agree not to plead or claim the same.

Section 4.3.	Remedies; Recoupment; Right to Set-Off

(a)
The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by Law or under the terms of any other applicable agreement.

(b)
To the extent required or advisable, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules promulgated thereunder and any other similar Laws including but not limited to the European Directives 2011/61/EU, 2013/36/EU and 2014/91/EU, the Administrator may specify in any other document or a policy to be incorporated into this Agreement by reference, that the Grantee’s rights, payments, and benefits with respect to RSUs awarded hereunder and/or Class A Common Stock delivered to the Grantee in respect of RSUs awarded hereunder shall be subject to reduction, cancellation, forfeiture or recoupment.

(c)
The Administrator may set-off any amounts due under this Agreement or otherwise against any amounts which may be owed to the Corporation or its Affiliates by the Grantee under this Agreement, any other relationship or otherwise. The Grantee hereby expressly authorizes the Corporation and its Affiliates to take any and all actions on the Grantee’s behalf (including, without limitation, payment, credit and satisfaction of amounts owed) in connection with the set-off of any amounts owed to the Corporation or its Affiliates or otherwise.

Section 4.4.	Amendments and Waivers

(a)
This Agreement (including the Definitions contained in Appendix A attached hereto, the RSU Grant Certificate attached as Appendix B hereto, the Additional Terms and Conditions attached as Appendix C hereto, the Confidentiality and Restrictive Covenant Obligations attached as Appendix D hereto, and any other provisions as may be required to be appended to this Agreement under applicable local Law) may be amended, supplemented, waived or modified only in accordance with Section 4(c) of the Plan or Section 13 of the Plan, as applicable, or as may be required for purposes of compliance or enforceability with applicable local Law; provided, however, that the RSU Grant Certificate shall be deemed amended from time to time to reflect any adjustments provided for under the Plan.

(b)
No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.5.	Withholding

Regardless of any action the Corporation or the Designated Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Corporation or the Designated Service Recipient.  The Grantee further acknowledges that the Corporation and/or the Designated Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or Settlement of the RSUs, the delivery of Class A Common Stock or a Cash Payment upon Settlement of the RSUs, the lapse of any restrictions imposed on the Grantee’s Transfer Restricted Class A Common Stock, the subsequent sale of Class A Common Stock acquired under the Plan and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Grantee has become subject to tax in more than one jurisdiction, the Grantee acknowledges that the Corporation and/or the Designated Service Recipient (or the Affiliate formerly employing, engaging or retaining the Grantee, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Corporation and/or the Designated Service Recipient to satisfy all Tax-Related Items.  In this regard, the Grantee authorizes the Corporation and/or the Designated Service Recipient, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)	withholding from the Cash Payment, the Grantee’s wages or other cash compensation paid to the Grantee by the Corporation and/or the Designated Service Recipient; or

(b)
withholding from proceeds of the sale of Class A Common Stock delivered upon Settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Grantee’s behalf pursuant to this authorization); or

(c)	withholding in Class A Common Stock to be delivered upon Settlement of the RSUs.

To avoid negative accounting treatment, the Corporation may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in Class A Common Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Class A Common Stock subject to the Settled Class A Common Stock, notwithstanding that a number of shares of Class A Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Corporation or the Designated Service Recipient any amount of Tax-Related Items that the Corporation or the Designated Service Recipient may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described.  The Corporation may refuse to issue or deliver Class A Common Stock, the Cash Payment or the proceeds of the sale of Class A Common Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

Section 4.6.	Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified for purposes of notice given in accordance with this Section 4.6):

(a)	If to the Corporation, to:

KKR & Co. Inc.
9 West 57th Street, Suite 4200
New York, New York 10019
U.S.A.
Attention: Chief Financial Officer

(b)	If to the Grantee, to the most recent address for the Grantee in the books and records of the Corporation or the Designated Service Recipient.

Section 4.7.	Entire Agreement; Termination of Agreement; Survival

(a)
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto. The Grantee acknowledges that the grant of RSUs provided for under this Agreement is in full satisfaction of any and all grants of equity or equity-based awards that representatives of the Corporation or its Affiliates, on or prior to the date hereof, may have informed the Grantee that such Grantee is entitled to receive.

(b)
This Agreement shall terminate when the Grantee and all Other Holders cease to hold any of the RSUs or Transfer Restricted Class A Common Stock that have been granted or delivered, as applicable, hereunder. Notwithstanding anything to the contrary herein, this Article IV shall survive any termination of this Agreement.

Section 4.8.	Severability

If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.9.	Binding Effect

This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 4.10.	Appendices

Appendices A, B, C and D constitute part of this Agreement.  Notwithstanding the provisions of this Article IV, the provisions of Sections 10 through 19 (inclusive) of Appendix D shall govern solely with respect to, and shall be applicable only to the interpretation, administration and enforcement of, the provisions of Appendix D, but not to any other provisions of this Agreement or any other of its Appendices, including but not limited to Sections 3.2 and 3.3(c) of this Agreement.  For the further avoidance of doubt, and without limiting the foregoing sentence, Sections 3.2 and 3.3(c) of this Agreement shall only be governed by, and shall only be subject to administration and enforcement under, the provisions of this Article IV, and shall not be governed by or subject to interpretation, administration or enforcement under any of Sections 10 through 19 (inclusive) of Appendix D.

Section 4.11.	Further Assurances

The Grantee shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 4.12.	Interpretation; Defined Terms; Section 409A; Employment with Designated Service Recipient; Headings

(a)
Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  Unless otherwise specified, all references herein to “Articles,” “Sections” and clauses shall refer to corresponding provisions of this Agreement.  The word “including” is not meant to be exclusive, but rather shall mean “including without limitation” wherever used in this Agreement.   Reference to “hereto”, “herein” and similar words is to this entire Agreement (including any Appendices) and not a particular sentence or section of this Agreement. All references to “date” and “time” shall mean the applicable date (other than a Saturday or Sunday or any day on which the Federal Reserve Bank of New York is closed or any day on which banks in the city of New York, New York are required to close, in which case such date refers to the next occurring date that is not described in this parenthetical) or time in New York, New York.

(b)
This Section 4.12(b) applies to Grantees who are U.S. tax residents (such as, a U.S. citizen, greencard holder or a U.S. tax resident under the substantial presence test) to the extent applicable.  All references to any “separation from service” or termination of the Employment of, or the services to be provided by, the Grantee, shall be deemed to refer to a “separation from service” within the meaning of Section 409A, if applicable.  Notwithstanding anything herein to the contrary, (i) if at the time of the Grantee’s termination of Employment the Grantee is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or delivery of Class A Common Stock otherwise payable or provided hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A, then the Corporation will defer the commencement of the payment of any such payments or delivery hereunder (without any reduction in such payments or delivery of Class A Common Stock ultimately paid or provided to the Grantee) until the date that is six months following the Grantee’s termination of Employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payments or other deliveries due to the Grantee hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other deliveries shall be deferred if deferral will make such payment or other delivery compliant under Section 409A, or otherwise such payment or other delivery shall be restructured, to the extent possible, in a manner, determined by the Administrator, that does not cause such an accelerated or additional tax.  The Corporation shall use commercially reasonable efforts to implement the provisions of this Section 4.12(b) in good faith; provided that none of the Corporation, the Administrator nor any of the Corporation’s, KKR Group’s employees, directors or representatives shall have any liability to the Grantee with respect to this Section 4.12(b).

(c)
For the avoidance of doubt, any references to the Employment of the Grantee in this Agreement refer solely to the Employment of the Grantee by the Designated Service Recipient or any other member of the KKR Group.  The grant of RSUs under this Agreement in no way implies any Employment relationship with the Corporation or with any other member of the KKR Group, other than the Designated Service Recipient with which a formal Employment relationship is currently in effect with the Grantee, or any other member of the KKR Group with which a formal Employment relationship is currently in effect with the Grantee. If the Grantee changes Employment from the Designated Service Recipient as of the Grant Date to another member of the KKR Group, references to Designated Service Recipient hereunder shall refer to such other member of the KKR Group with which the Grantee has Employment.

(d)
The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 4.13.	Counterparts

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the Corporation has executed this Agreement as of the date specified under the signature of the Grantee.

KKR & CO. INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Grantee has caused this counterpart signature page to this Agreement to be duly executed as of the date specified under the signature of the Grantee.

“GRANTEE”

Electronic Signature

Name: Participant Name

Dated: Grant Date

APPENDIX A
DEFINITIONS

In addition the defined terms set forth in the Plan, the following terms shall have the following meanings for purposes of the Agreement:

“Cause” means, with respect to the Grantee, the occurrence or existence of any of the following as determined fairly on an informed basis and in good faith by the Administrator: (i) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct by the Grantee against any member of the KKR Group (including the Corporation), KKR Holdings L.P., KKR Associates Holdings L.P., a Fund, or a Portfolio Company, (ii) a Regulatory Violation that has a material adverse effect on (x) the business of any member of the KKR Group or (y) the ability of the Grantee to function as an employee, associate or in any similar capacity (including consultant) with respect to the KKR Group, taking into account the services required of the Grantee and the nature of the business of the KKR Group, or (iii) a material breach by the Grantee of a material provision of any Written Policies or the deliberate failure by the Grantee to perform the Grantee’s duties to the KKR Group, provided that in the case of this clause (iii), the Grantee has been given written notice of such breach or failure within 45 days of the KKR Group becoming aware of such breach or failure and, where such breach or failure is curable, the Grantee has failed to cure such breach or failure within (A) 15 days of receiving notice thereof or (B) such longer period of time, not to exceed 30 days, as may be reasonably necessary to cure such breach or failure provided that the Grantee is then working diligently to cure such breach or failure. If such breach or failure is not capable of being cured, the notice given to the Grantee may contain a date of termination that is earlier than 15 days after the date of such notice.

“Disability” means, as to any Person, such Person’s inability to perform in all material respects such Person’s duties and responsibilities to the KKR Group by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Administrator may reasonably determine in good faith.

“Employment” means the Grantee’s employment or engagement (including any similar association determined by the Administrator to constitute employment or engagement for purposes of this Agreement) with (x) the Designated Service Recipient or any other member of the KKR Group or (y) any consultant or service provider that provides services to any member of the KKR Group; provided that in the case of clause (y), service provided as a consultant or service provider must be approved by the Administrator in order to qualify as “Employment” hereunder.

“Family Related Holder” means, in respect of the Grantee, any of the following: (i) such Grantee’s spouse, parents, parents-in-law, children, siblings and siblings-in-law, descendants of siblings, and grandchildren, (ii) any trust or other personal or estate planning vehicle established by such Grantee, (iii) any charitable organization established by such Grantee and (iv) any successor-in-interest to such Grantee, including but not limited to a conservator, executor or other personal representative.

“Group Partnerships” means KKR Management Holdings L.P., a Delaware limited partnership, KKR Fund Holdings L.P., a Cayman Island exempted limited partnership, and KKR International Holdings L.P., a Cayman Island exempted limited partnership, along with any partnership designated in the future as a “Group Partnership” by the Corporation.

“KKR Capstone” means (i) KKR Capstone Americas LLC, KKR Capstone EMEA LLP, KKR Capstone EMEA (International) LLP, KKR Capstone Asia Limited and any other “Capstone” branded entity that provides similar consulting services to the KKR Group and Portfolio Companies and (ii) the direct and indirect parents and subsidiaries of the foregoing.

“KKR Group” means the Group Partnerships, the direct and indirect parents of the Group Partnerships (the “Parents”), any direct or indirect subsidiaries of the Parents or the Group Partnerships, the general partner or similar controlling entities of any investment fund, account or vehicle that is managed, advised or sponsored by the KKR Group (the “Funds”) and any other entity through which any of the foregoing directly or indirectly conducts its business, but shall exclude Portfolio Companies.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Corporation or any Participant, as the case may be.

“Other Holder” means any Person that holds an RSU, other than the Grantee.

“Portfolio Company” means a company over which a Fund exercises a significant degree of control as an investor.

“Regulatory Violation” means, with respect to the Grantee (i) a conviction of the Grantee based on a trial or by an accepted plea of guilt or nolo contendere of any felony or misdemeanor crime involving moral turpitude, false statements, misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery, (ii) a final determination by any court of competent jurisdiction or governmental regulatory body (or an admission by the Grantee in any settlement agreement) that the Grantee has violated any U.S. federal or state or comparable non-U.S. securities laws, rules or regulations or (iii) a final determination by self-regulatory organization having authority with respect to U.S. federal or state or comparable non-U.S. securities laws, rules or regulations (or an admission by the Grantee in any settlement agreement) that the Grantee has violated the written rules of such self-regulatory organization that are applicable to any member of the KKR Group.

“Retirement” means the resignation by the Grantee of the Grantee’s Employment with the KKR Group (other than for Cause), on or after the date that the Grantee’s age, plus the Grantee’s years of Employment with the KKR Group equals at least 80; provided that such date shall be no earlier than December 31, 2012.

“Retirement RSUs” means, with respect to any Grantee whose Employment terminates due to Retirement, any RSUs with a Service Vesting Date that would, if the Grantee’s Employment were not so terminated, occur within two years after the date of such termination due to Retirement.

“RSU Grant Certificate” means the RSU Grant Certificate delivered to the Grantee and attached to this Agreement, as the same may be modified pursuant to Section 4.4(a) of the Agreement.

“Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as the same may be amended from time to time, and the applicable regulations, including temporary regulations, promulgated under such Section, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Service Vesting Date” means, with respect to any RSU, the date set forth in the RSU Grant Certificate as the “Service Vesting Date.”

“Settle”, “Settled” or “Settlement” means the discharge of the Corporation’s obligations in respect of an RSU through the delivery to the Grantee of (i) Class A Common Stock or (ii) a Cash Payment, in each case in accordance with Article II.

“Transfer” or “Transferred” means with respect to any RSU or Class A Common Stock, any (i) sale, assignment, transfer or other disposition thereof or any interests therein or rights attached thereto, whether voluntarily or by operation of Law, or (ii) creation or placement of any mortgage, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Written Policies” means the written policies of the KKR Group included in its employee manual, code of ethics and confidential information and information barrier policies and procedures and other documents relating to the Grantee's Employment, association or other similar affiliation with the KKR Group.

APPENDIX B

RSU GRANT CERTIFICATE

Grantee Name:  Participant Name

Grant Date: Grant Date

Number of RSUs: Number of Awards Granted

Service Vesting Date:	The following sets forth each applicable Service Vesting Date upon which the RSUs granted hereunder shall become vested, subject to the Grantee’s continued Employment through each such date:

Percentage of RSUs that Become Vested on Applicable Service Vesting Date	Applicable Service Vesting Date

Vesting and Settlement of the RSUs is subject to all terms and conditions contained in the Agreement to which this RSU Grant Certificate is attached. Notwithstanding the foregoing:

The post-settlement transfer restrictions contained in Section 3.3 of the Agreement ☐ shall / ☐ shall not be applicable to the RSUs (and any resulting Class A Common Stock) granted under this RSU Grant Certificate.

The minimum retained ownership requirements contained in Section 3.5 of the Agreement ☐ shall / ☐ shall not be applicable to the RSUs (and any resulting Class A Common Stock) granted under this RSU Grant Certificate.

B-1

APPENDIX C

ADDITIONAL TERMS AND CONDITIONS

The terms and conditions in this Appendix C supplement the provisions of the Agreement, unless otherwise indicated herein. Capitalized terms contained in this Appendix C and not defined herein shall have the same meaning as such terms are defined in the Agreement into which this Appendix C is incorporated by reference therein and to which this Appendix C is attached, or the Plan, as applicable.

1.	Data Privacy

The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement and any other Award materials (“Data”) by and among, as applicable, the Designated Service Recipient, the Corporation and its Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Corporation and the Designated Service Recipient may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance number, passport  or other identification number (e.g. resident registration number), salary, nationality, job title, any Class A Common Stock or directorships held in the Corporation, details of all RSUs or any other entitlement to Class A Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Grantee understands that Data will be transferred to any third parties assisting the Corporation with the implementation, administration and management of the Plan.  The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Grantee authorizes the Corporation, its subsidiaries, the Designed Service Recipient and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s employment status or service and career with the Designated Service Recipient will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Corporation would not be able to grant him or her RSUs or other awards or administer or maintain such awards.  Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect the Grantee’s ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

2.	Nature of Grant

In accepting the Award, the Grantee acknowledges, understands and agrees that:

(a)	the Plan is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time;

(b)	the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)	all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Corporation;

(d)
the Grantee’s participation in the Plan shall not create a right to further Employment with the Designated Service Recipient and shall not interfere with the ability of the Designated Service Recipient to terminate the Grantee’s Employment or service relationship (if any) at any time;

(e)	the Grantee is voluntarily participating in the Plan;

(f)	the RSUs and Class A Common Stock subject to the RSUs, and the income and value of same, are extraordinary items, which are outside the scope of the Grantee’s Employment or service contract, if any;

(g)
the RSUs and Class A Common Stock subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h)
the grant of RSUs and the Grantee’s participation in the Plan will not be interpreted to form an Employment or service contract or relationship with the Corporation, the Designated Service Recipient or any Affiliate;

(i)	the future value of the underlying Class A Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(j)
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Grantee’s Employment (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of RSUs, the Grantee agrees not to institute any claim against the Corporation, the Designated Service Recipient or any Affiliate;

(k)
unless otherwise agreed with the Corporation in writing, the RSUs and Class A Common Stock subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of the Designated Service Recipient, the Corporation or any Affiliate;

(l)	subject to Section 9 of the Plan, the RSUs and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and

(m)	the following provisions apply only if the Grantee is providing services outside the United States:

(i)	the RSUs and Class A Common Stock subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose;

(ii)	the RSUs and Class A Common Stock subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation; and

(iii)
neither the Designated Service Recipient, the Corporation nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the vesting of the RSUs or the subsequent sale of any Class A Common Stock acquired upon vesting.

3.	No Advice Regarding Award

The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Class A Common Stock.  The Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

4.	Language

If the Grantee has received the Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

5.	Electronic Delivery and Acceptance

The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

6.	Restrictions on Trading in Securities

In addition to any policies and procedures which govern Grantee's ability to trade in Class A Common Stock as well as other securities of the Corporation set forth in the Corporation's trading window policy, Grantee may be subject to additional securities trading and market abuse laws in his or her country of residence.  These laws may affect Grantee's ability to acquire or dispose of Class A Common Stock or rights to Class A Common Stock (e.g., RSUs) under the Plan, particularly during such times as the Grantee is considered to have access to material nonpublic information concerning the Corporation (as defined by the Laws of the Grantee's country).  Any restrictions under these Laws or regulations are separate from and in addition to any policies and procedures set forth by the Corporation.  The Grantee is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

7.	Foreign Asset / Account, Exchange Control Reporting

Depending upon the country to which Laws the Grantee is subject, the Grantee may have certain exchange control, foreign asset and/or account reporting requirements that may affect the Grantee’s ability to acquire or hold Class A Common Stock under the Plan or cash received from participating in the Plan (including from any sale proceeds arising from the sale of Class A Common Stock) in the Grantee’s Fidelity brokerage account or a bank or other brokerage account outside the Grantee’s country of residence. The Grantee’s country may require that he or she report such accounts, assets or transactions to the applicable authorities in the Grantee’s country.  The Grantee also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Grantee is responsible for knowledge of and compliance with any such regulations and should speak with his or her own personal tax, legal and financial advisors regarding same.

APPENDIX D

Confidentiality and Restrictive Covenant Obligations

A.          Capitalized terms contained in this Appendix D and not defined herein shall have the same meaning as such terms are defined in the Agreement into which this Appendix D is incorporated by reference therein and to which this Appendix D is attached, or the Plan, as applicable. Further, for the purposes of this Appendix D, the “Company” shall refer to the KKR Group;

B.           In connection with the Grantee’s employment, engagement, association or other similar affiliation with an entity of the KKR Group, the Grantee is being issued one or more RSUs pursuant to the Agreement to which this Appendix D is attached;

C.           The Grantee acknowledges and agrees that the Grantee will receive financial benefits from the KKR Group’s business through their participation in the value of the RSUs;

D.           The Grantee further acknowledges and agrees that (i) during the course of the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, the Grantee will receive and have access to confidential information of the KKR Group and the Portfolio Companies (collectively, the “KKR Related Entities”) and have influence over and the opportunity to develop relationships with Clients, Prospective Clients, Portfolio Companies and partners, members, employees and associates of the Company; and (ii) such confidential information and relationships are extremely valuable assets in which the KKR Group has invested, and will continue to invest, substantial time, effort and expense in developing and protecting; and

E.           The Grantee acknowledges and agrees that (i) the RSUs will materially benefit the Grantee; (ii) it is essential to protect the business interests and goodwill of the Company and that the Company be protected by the restrictive covenants and confidentiality undertaking set forth herein; (iii) it is a condition precedent to the Grantee receiving RSUs that the Grantee agree to be bound by the restrictive covenants and confidentiality undertaking contained herein; and (iv) the KKR Group would suffer significant and irreparable harm from a violation by the Grantee of the confidentiality undertaking set forth herein as well as the restrictive covenants set forth herein for a period of time after the termination of the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group.

F.            This Appendix D is made in part for the benefit of the KKR Group and the Designated Service Recipient and the parties intend, acknowledge, and agree that the KKR Group and the Designated Service Recipient are third party beneficiaries of this Appendix D and any one of them is authorized to waive compliance with any provision hereof by delivering a written statement clearly expressing the intent to waive such compliance to the Grantee and a duly authorized representative of the KKR Group or Designated Service Recipient.

NOW, THEREFORE, to provide the Company with reasonable protection of its interests and goodwill and in consideration for (i) the RSUs and any other consideration that the Grantee will receive in connection with and as a result of the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group; (ii) the material financial and other benefits that the Grantee will derive from such RSUs and other consideration (if any); and (iii) other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantee hereby agrees to the following restrictions:

1.	Outside Business Activities.

The Grantee acknowledges that, during the course of the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, the Grantee will be subject to the Written Policies. The Written Policies include restrictions that limit the ability of the Grantee to engage in outside business and other activities without the prior approval of the Company. If the Grantee has an employment, engagement or other similar contract with the KKR Group, the Grantee may be subject to similar restrictions under that agreement. The Grantee hereby agrees that, during the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, the Grantee will comply with all such restrictions that are from time to time in effect which are applicable to the Grantee.

2.	Confidentiality Undertaking.

The Grantee acknowledges that, during the course of the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, the Grantee will receive and have access to Confidential Information (as defined below) of the Company and the Portfolio Companies.  Recognizing that any disclosure of such information could have serious consequences to one or more of the Company and the Portfolio Companies, the Grantee hereby agrees that, except as provided herein, the Grantee will not under any circumstances (either while employed, engaged, associated or otherwise affiliated with the KKR Group, or at any time after the Termination Date) for any purpose other than in the ordinary course of the performance of the Grantee’s duties as an employee, consultant, associate or other affiliated person of the KKR Group, use or divulge, communicate, publish, make available, or otherwise disclose any Confidential Information to any person or entity, including but not limited to any business, firm, governmental body, partnership, corporation, press service or otherwise, other than to (i) any executive or employee of the Company in the ordinary course of the performance of Grantee’s duties as an employee, consultant, associate or other affiliated person of the KKR Group; (ii) any person or entity to the extent explicitly authorized by an executive of the Company in the ordinary course of the performance of Grantee’s duties as an employee, consultant, associate or other affiliated person of the KKR Group; (iii) any attorney, accountant, consultant or similar service provider retained by the Company who is required to know such information and is obligated to keep such information confidential; or (iv) any person or entity to the extent the law or legal process requires disclosure by the Grantee, provided that, in the case of clause (iv), the Grantee must first give the Corporation or the Designated Service Recipient  prompt written notice of any such requirement, disclose no more information than is so required in the opinion of competent legal counsel, and cooperate fully with all efforts by the Company to obtain a protective order or similar confidentiality treatment for such information.

Nothing in this Appendix D shall prohibit or impede the Grantee from communicating, cooperating or filing a complaint on possible violations of U.S. federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission or the National Labor Relations Board, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of U.S. federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law.  The Grantee shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a U.S. federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.   The Grantee shall not be required to give prior notice to (or get prior authorization from) the Company regarding any such communication or disclosure.  Except as otherwise provided in this paragraph or under applicable law, under no circumstance is the Grantee authorized to disclose any information covered by the Company’s or its Affiliates’ attorney-client privilege or attorney work product or the Company’s trade secrets without the prior written consent of the Company.

As used in this Section 2, an “executive” of the KKR Group means an employee of the Company with the title of “Member,” “Managing Director,” “Director,” “Principal” or other employee of the Company acting in a managerial or supervisory capacity. “Confidential Information” means (a) all confidential, proprietary or non-public information of, or concerning the business, operations, activities, personnel, finances, plans, personal lives, habits, history, clients, investors, or otherwise of the KKR Related Entities or any person who at any time is or was a member, partner, officer, director, other executive, employee or stockholder of any of the foregoing, (b) all confidential, proprietary or non-public information of or concerning any member of a family of any of the individuals referred to in clause (a), whether by birth, adoption or marriage (including but not limited to any of their current or former spouses or any living or deceased relatives), and (c) all confidential, proprietary or non-public information of or concerning any of the clients or investors of the KKR Related Entities or any other person or entity with which or whom any of the KKR Related Entities or their respective clients or investors does business or has a relationship. Confidential Information includes information about the KKR Related Entities relating to or concerning any of their (i) finances, investments, profits, pricing, costs, and accounting, (ii) intellectual property (including but not limited to patents, inventions, discoveries, plans, research and development, processes, formulae, reports, protocols, computer software, databases, documentation, trade secrets, know-how and business methods), (iii) personnel, compensation, recruiting and training, and (iv) any pending or completed settlements, arbitrations, litigation, governmental investigations and similar proceedings. Notwithstanding the foregoing, Confidential Information does not include any portions of the foregoing that the Grantee can demonstrate by sufficient evidence satisfactory to the Company that has been (i) lawfully published in a form generally available to the public prior to any disclosure by the Grantee in breach of this Appendix D or (ii) made legitimately available to the Grantee by a third party without breach of any obligation of confidence owed to the Company or any Portfolio Company.

Without limiting the generality of the foregoing, the Grantee agrees that it will be a breach of this Appendix D to write about, provide, disclose or use in any fashion at any time any Confidential Information that is or becomes part of the basis for, or is used in any way in connection with any part of any book, magazine or newspaper article, any interview or is otherwise published in any media of any kind utilizing any technology now known or created in the future.

Upon termination of the Grantee's employment, engagement, association or other similar affiliation with the KKR Group for any reason, the Grantee hereby agrees to (i) cease and not thereafter commence any and all use of any Confidential Information; (ii) upon the request of the Company promptly deliver to the Company or, at the option of the Company destroy, delete or expunge all originals and copies of any Confidential Information in any form or medium in the Grantee’s possession or control (including any of the foregoing stored or located in the Grantee’s home, laptop or other computer that is not the property of the Company, its Affiliates or Portfolio Companies); (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Grantee is aware; and (iv) upon the request of the Company sign and deliver a statement that the foregoing has been accomplished.

The Grantee acknowledges that he or she is aware that applicable securities laws place certain restrictions on any person who has received from an issuer material, non-public information concerning the issuer with respect to purchasing or selling securities of such issuer or from communicating such information to any other person and further agrees to comply with such securities laws.  Without limiting anything in this Appendix D, the Grantee hereby expressly confirms his or her explicit understanding that the Grantee’s obligations hereunder are in addition to, and in no way limit, the Grantee’s obligations under compliance procedures of the Company including those contained in the Written Policies.

Notwithstanding anything in this Appendix D to the contrary, the Grantee may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any member of the Company in which the Grantee holds an interest and all materials of any kind (including opinions or other tax analyses) that are provided to the Grantee relating to such tax treatment and tax structure.

3.	Notice Period.

The Grantee acknowledges and agrees that the Designated Service Recipient may terminate his or her employment, engagement, association or other similar affiliation with the Designated Service Recipient at any time for any reason or for no reason at all with or without reasons constituting Cause.  The Designated Service Recipient or the Grantee, as applicable, shall provide advance written notice (which may be by email) of the termination of  the Grantee’s employment, engagement, association or other similar affiliation with the Designated Service Recipient at least 90 days prior to actual termination (such 90-day period, the “Notice Period”); provided, however, that no advance notice shall be required by the Designated Service Recipient and the provisions of this Section 3 shall not be applicable to the Designated Service Recipient if the Grantee’s employment, engagement, association or other similar affiliation is terminated by the Designated Service Recipient for reasons constituting Cause or due to any conduct by Grantee that, in the judgment of the Designated Service Recipient in its sole discretion, amounts to gross negligence or reckless or willful misconduct.  Notice pursuant to this Section 3 shall be provided by the Grantee to any of the Chief Executive Officers, General Counsel or Chief Human Resources Officer of the KKR Group.

During the Notice Period, the Grantee shall perform his or her regular duties and any transitional responsibilities (including but not limited to helping to transition work, projects, and Client relationships internally to others) as determined and directed by the Designated Service Recipient in its sole discretion, and Grantee shall not be employed, engaged, associated or otherwise similarly affiliated with any business other than the business of the KKR Group; provided, however, the Designated Service Recipient reserves the right to require the Grantee not to be in the offices of the KKR Group, not to undertake all or any of the Grantee’s duties or not to contact Clients or Prospective Clients (as defined in Section 5 below), other persons employed, engaged, associated or otherwise similarly affiliated with the KKR Group, or others (or any combination thereof) unless otherwise instructed during all or any part of the Notice Period.  During the Notice Period, and except as provided in the next sentence, the Grantee shall continue to receive his or her salary, and the Grantee shall not be entitled to receive or be considered for payment of any other amount for his or her services during the Notice Period (including without limitation any bonus or equity award).  In addition, the Designated Service Recipient in its sole discretion may elect to reduce the Notice Period and pay the Grantee his or her salary, but no other amount, for the period from the conclusion of the reduced Notice Period to the end of the original Notice Period, and the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, shall be terminated as of the day immediately following the conclusion of the reduced Notice Period.

4.	Non-Compete.

The Grantee hereby agrees that, while employed, engaged, associated or otherwise similarly affiliated with the KKR Group, and in addition during the Non-Compete Period (as defined below), the Grantee will not directly or indirectly set up, be employed or engaged by, hold an office in or provide consulting, advisory or other similar services to or for the benefit of, a Competing Business (i) where the activities or services of the Grantee in relation to the Competing Business are similar or substantially related to any activity that the Grantee engaged in or any service that the Grantee provided, in connection with the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group or (ii) that competes with a business for which the Grantee had direct or indirect managerial or supervisory responsibility with the KKR Group, including through the Grantee’s position on the Management Committee or similar committee or group, including without limitation the Public Markets & Distribution Management Committee, for one or more businesses of the KKR Group, in each case, at any time during the 12 months preceding the Termination Date.

For the purposes of this Appendix D, a “Competing Business” means a business that competes (i) in a Covered Country with any business conducted by the Company on the date on which the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group is terminated (the “Termination Date”) or (ii) in any country with any business that the Company was, on the Termination Date, formally considering conducting.  A “Covered Country” means the United States, United Kingdom, the Republic of Ireland, France, Hong Kong, China, Japan, the Republic of Korea, Australia, India, United Arab Emirates, Saudi Arabia, Canada, Singapore, Spain, Luxembourg or any other country where the Company conducted business on the Termination Date; provided that if the Grantee is located in Japan, the definition of Covered Country shall exclude the phrase “any other country where the Company conducted business on the Termination Date” to the extent unenforceable under applicable law.  The “Non-Compete Period” for the Grantee shall commence on the Termination Date and shall expire upon the twelve month anniversary of the Termination Date.  Notwithstanding the foregoing, if the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, is terminated involuntarily and for reasons not constituting Cause, the Non-Compete Period will expire on the six month anniversary of the Termination Date.

Notwithstanding the foregoing, nothing in this Appendix D shall be deemed to prohibit the Grantee from (i) associating with any business whose activities consist principally of making passive investments for the account and benefit of the Grantee or members of the Grantee’s immediate family where such business does not, within the knowledge of the Grantee, compete with a business of the KKR Group for specific privately negotiated investment opportunities; (ii) making and holding passive investments in publicly traded securities of a Competing Business where such passive investment does not exceed 5% of the amount of such securities that are outstanding at the time of investment; or (iii) making and holding passive investments in limited partner or similar interests in any investment fund or vehicle with respect to which the Grantee does not exercise control, discretion or influence over investment decisions.

5.	Non-Solicitation of Clients and Prospective Clients; Non-Interference.

The Grantee hereby agrees that, while employed, engaged, associated or otherwise similarly affiliated with the KKR Group, and in addition during the Post-Termination Restricted Period (as defined below), the Grantee will not, directly or indirectly, (i) solicit, or assist any other person in soliciting, the business of any Client or Prospective Client for, or on behalf of, a Competing Business; (ii) provide, or assist any other person in providing, for any Client or Prospective Client any services that are substantially similar to those that the Company provided or proposed to be provided to such Client or Prospective Client; or (iii) impede or otherwise interfere with or damage, or attempt to impede or otherwise interfere with or damage, any business relationship or agreement between the Company and any Client or Prospective Client. As used in this Section 5, “solicit” means to have any direct or indirect communication inviting, advising, encouraging or requesting any person to take or refrain from taking any action with respect to the giving by such person of business to a Competing Business, regardless of who initiated such communication.

For purposes of this Appendix D, “Client” means any person (a) for whom the Company provided services, including any investor in any Fund, any client of the KKR Group’s broker-dealer business, or any Portfolio Company and (b) with whom the Grantee, individuals reporting to the Grantee or any other individuals over whom the Grantee had direct or indirect managerial or supervisory responsibility  had any contact or dealings on behalf of, and involving Confidential Information of, the Company during the 12 months prior to the Termination Date; and “Prospective Client” means any person with whom (I) the Company has had negotiations or discussions concerning becoming a Client and (II) the Grantee, individuals reporting to the Grantee or any other individuals over whom the Grantee had direct or indirect managerial or supervisory responsibility had any contact or dealings on behalf of, and involving Confidential Information of, the Company during the 12 months prior to the Termination Date.

6.	Non-Solicitation of Personnel; No Hire.

The Grantee hereby agrees that, while employed, engaged, associated or otherwise similarly affiliated with the KKR Group, and in addition during the Post-Termination Restricted Period, the Grantee will not, directly or indirectly, solicit, employ, engage or retain, or assist any other person in soliciting, employing, engaging or retaining, any Covered Person. As used in this Section 6, “solicit” means to have any direct or indirect communication inviting, advising, encouraging or requesting any Covered Person to terminate his or her employment, engagement, association or other affiliation with the KKR Group or KKR Capstone or recommending or suggesting that a third party take any of the foregoing actions, including by way of identifying such Covered Person to the third party, in each case regardless of who initiated such communication.

For purposes of this Appendix D, a “Covered Person” means a person who is or on the Termination Date was either (i) employed or engaged by the KKR Group as an employee or officer or otherwise associated or similarly affiliated with the KKR Group in any position, including as a member or partner, having functions and duties substantially similar to those of an employee or officer; (ii) a Senior Advisor, Industry Advisor or KKR Advisor to the KKR Group; (iii) employed or engaged by KKR Capstone as an employee or officer or otherwise associated or similarly affiliated with KKR Capstone in any position, including as a member or partner, having functions and duties substantially similar to those of an employee or officer; or (iv) a person who provides services exclusively to the Company or any Portfolio Company and has functions and duties that are substantially similar to those of a person listed in sub-clauses (i), (ii) or (iii) above.

7.	Post-Termination Restricted Period.

The “Post-Termination Restricted Period” for the Grantee shall commence on the Termination Date and shall expire upon the eighteen month anniversary of the Termination Date. Notwithstanding the foregoing, if the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group is terminated involuntarily and for reasons not constituting Cause, the Post-Termination Restricted Period will expire on the nine month anniversary of the Termination Date.  To the extent that the Grantee continues to be employed or engaged by, or otherwise associated or similarly affiliated with, the KKR Group, during any “garden leave” or “notice” period in which the Grantee is required to not perform any services for or enter the premises of the Company, and to otherwise comply with all terms and conditions imposed on the Grantee during such “garden leave” or “notice” period, the applicable Post-Termination Restricted Period shall be reduced by the amount of any such “garden leave” or “notice” period in which the Grantee complies with such terms.

8.	Intellectual Property; Works Made for Hire

Except as otherwise agreed in writing between the Grantee and the Corporation, the Designated Service Recipient or other member of the KKR Group, as applicable, the Grantee agrees that all work and deliverables that the Grantee prepares, creates, develops, authors, contributes to or improves, either alone or with third parties, during the course of the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group,  within the scope of the services provided to or with the use of any of the resources of the KKR Group, including but not limited to notes, drafts, scripts, documents, designs, inventions, data, presentations, research results, developments, reports, processes, programs, spreadsheets and other materials and all rights and intellectual property rights thereunder including but not limited to rights of authorship (collectively, “Work Product”), are works-made-for-hire owned exclusively by the KKR Group.  The Grantee hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by law, all right, title and interest that the Grantee may have in such Work Product (and any written records thereof) to the KKR Group (or any of its designees), to the extent ownership of any such rights does not vest originally with the KKR Group.  The Grantee acknowledges and agrees that the Units issued pursuant to the Agreement are sufficient compensation for such assignment, transference and conveyance. To the extent the foregoing assignment is deemed to be invalid or unenforceable, Grantee grants the KKR Group, at no additional charge an exclusive, worldwide, irrevocable, royalty-free, perpetual, assignable license under all intellectual property in and to the Work Product.

9.	Non-Disparagement.

The Grantee hereby agrees that the Grantee will not at any time during his or her employment, engagement, association or other similar affiliation with the Designated Service Recipient or for five years thereafter make any disparaging, defamatory, or derogatory written or oral statements or other communications about or in reference to the Designated Service Recipient, the Corporation or any other member of the KKR Group or KKR Capstone (including their respective businesses or reputations), including but not limited to any of their Clients, Prospective Clients, Portfolio Companies, or Covered Persons; provided that this provision shall not prevent the Grantee from (i) making reports to or testifying before any court, governmental agency, or regulatory body, including the U.S. Securities and Exchange Commission, or pursuant to any legal or regulatory process or proceeding or (ii) engaging in activity protected by applicable law, rule or regulations, including the U.S. National Labor Relations Act.

10.	Representations; Warranties; Other Agreements.

The Grantee acknowledges and agrees that the Grantee will derive material financial and other benefits from the Grantee’s employment, engagement, association or other similar affiliation with the KKR Group, and that the restrictions contained herein are reasonable in all circumstances and necessary to protect the legitimate business interests of the Company, to have and enjoy the full benefit of its business interests and goodwill. The Grantee further agrees and acknowledges that such restrictions will not unnecessarily or unreasonably restrict or otherwise limit the professional opportunities of the Grantee should his or her employment, engagement, association or other similar affiliation with the KKR Group terminate, that the Grantee is fully aware of the Grantee’s obligations under this Appendix D and that the livelihood of the Grantee is not impaired by the Grantee’s entry into the covenants contained herein. The Corporation and the Designated Service Recipient shall have the right, exercisable in its sole discretion, to directly or indirectly make a payment to the Grantee or grant other consideration if, and to the extent, necessary to enforce the restrictions contained herein in accordance with any applicable law.

11.	Certain Relationships.

The Grantee acknowledges and agrees that the Grantee’s compliance with this Appendix D is a material part of the Grantee’s arrangements with the Company. Notwithstanding anything to the contrary herein, this Appendix D does not constitute an employment, engagement or other similar agreement between the Grantee and the Company, or any other of the KKR Related Entities (including but not limited to the Corporation), and shall not interfere with or otherwise affect any rights any such person or entity may have to terminate the Grantee’s employment, engagement, association or other similar affiliation at any time upon such notice as may be required by law or the terms of any agreement or arrangement with the Grantee.

12.	Injunctive Relief; Third Party Beneficiaries.

The Grantee acknowledges and agrees that the remedies of the Corporation and the Designated Service Recipient at law for any breach of this Appendix D would be inadequate and that for any breach of this Appendix D, the Designated Service Recipient may terminate your employment, engagement, association or other similar affiliation with the Company and shall, in addition to any other remedies that may be available to it at law or in equity, or as provided for in this Appendix D, be entitled to an injunction, restraining order or other equitable relief, without the necessity of posting a bond, restraining the Grantee from committing or continuing to commit any violation of this Appendix D. The Grantee further acknowledges and agrees that the Corporation and the Designated Service Recipient shall not be required to prove, or offer proof, that monetary damages for a breach of this Appendix D would be difficult to calculate and that any remedies at law would be inadequate for any breach of this Appendix D. The parties intend, acknowledge, and agree that each member of the KKR Group is a third party beneficiary of this Agreement and is authorized to enforce any provision hereof by delivering a written statement expressing the intent to enforce the provisions hereof to the Grantee or the Designated Service Recipient. The Grantee has executed this Agreement for the benefit of each member of the KKR Group.

13.	Amendment; Waiver.

This Appendix D may not be amended, restated, supplemented or otherwise modified other than by an agreement in writing signed by the parties hereto; provided, however, that the Corporation, the KKR Group or the Designated Service Recipient may reduce the scope of, or waive compliance with any part of, any obligation of the Grantee arising under this Appendix D, at any time without any action, consent or agreement of any other party. No failure to exercise and no delay in exercising, on the part of any party, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The waiver of any particular right, remedy, power or privilege shall not affect or impair the rights, remedies, powers or privileges of any person with respect to any subsequent default of the same or of a different kind by any party hereunder. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and signed by the person asserted to have granted such waiver.

14.	Assignment.

This Appendix D may not be assigned by any party hereto without the prior written consent of the other party hereto, except that the consent of the Grantee shall be deemed to have been given to the Corporation and the Designated Service Recipient (and the Grantee acknowledges that the Corporation and the Designated Service Recipient shall therefore have the right without further consent) to assign its rights hereunder, in whole or in part, to (i) any member of the KKR Group that becomes a Designated Service Recipient or (ii) any person who is a successor of the Corporation or the Designated Service Recipient by merger, consolidation or purchase of all or substantially all of its assets, in which case such assignee shall be substituted for the Corporation and the Designated Service Recipient hereunder with respect to the provisions so assigned and be bound under this Appendix D and by the terms of the assignment in the same manner as the Corporation and the Designated Service Recipient was bound hereunder. Any purported assignment of this Appendix D in violation of this section shall be null and void.

15.	Governing Law.

This Appendix D shall be governed by and construed in accordance with the laws of the State of New York.

16.	Resolution of Disputes.

(a)
Subject to paragraphs (b) and (c) below, any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance, non performance or termination of this Appendix D (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the then existing Rules of Arbitration of the International Chamber of Commerce (the “ICC”). If the parties to the Dispute fail to agree on the selection of an arbitrator within 30 days of the receipt of the request for arbitration, the ICC shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Appendix D shall continue if reasonably possible during any arbitration proceedings.

(b)
Prior to filing a Request for Arbitration or an Answer under the Rules of Arbitration of the ICC, as the case may be, the Corporation or the Designated Service Recipient may, in its sole discretion, require all Disputes or any specific Dispute to be heard by a court of law in accordance with paragraph (e) below and, for the purposes of this paragraph (b), each party expressly consents to the application of paragraphs (e) and (f) below to any such suit, action or proceeding. If an arbitration proceeding has already been commenced in connection with a Dispute at the time that the Corporation or the Designated Service Recipient commences such proceedings in accordance with this paragraph (b), such Dispute shall be withdrawn from arbitration.

(c)
Subject to paragraph (b) above, either party may bring an action or special proceeding in any court of law (or, if applicable, equity) for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder or enforcing an arbitration award and, for the purposes of this paragraph (c), each party expressly consents to the application of paragraphs (e) and (f) below to any such suit, action or proceeding.

(d)
Except as required by law or as may be reasonably required in connection with judicial proceedings to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration or to confirm or challenge an arbitration award, the arbitration proceedings, including any hearings, shall be confidential, and the parties shall not disclose any awards, any materials in the proceedings created for the purpose of the arbitration or any documents produced by another party in the proceedings not otherwise in the public domain. Judgment on any award rendered by an arbitration tribunal may be entered in any court having jurisdiction thereover.

(e)
EACH PARTY HEREBY IRREVOCABLY SUBMITS AND AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS, AND VENUE, LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPHS (B) OR (C) ABOVE. The parties acknowledge that the forum designated by this paragraph (e) has a reasonable relation to this Appendix D, and to the parties' relationship with one another. The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any suit, action or proceeding brought in any court referred to in the preceding sentence or pursuant to paragraphs (b) or (c) above and such parties agree not to plead or claim the same.

(f)
The parties agree that if a suit, action or proceeding is brought under paragraphs (b) or (c) proof shall not be required that monetary damages for breach of the provisions of this Appendix D would be difficult to calculate and that remedies at law would be inadequate, and they irrevocably appoint the Secretary or General Counsel of the Corporation or the Designated Service Recipient or an officer of the Corporation or the Designated Service Recipient (at the then-current principal business address of the Corporation or the Designated Service Recipient) as such party’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such party of any such service of process, shall be deemed in every respect effective service of process upon the party in any such action or proceeding.

17.	Entire Agreement.

This Appendix D contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Appendix D and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with the Corporation, the Company, or KKR Holdings L.P. with respect to the subject matter of this Appendix D (including but not limited to any prior grant agreement for an equity award under the Plan that contains one or more appendices with respect to the subject matter of this Appendix D) or any Confidentiality and Restrictive Covenant Agreement previously executed with the Corporation, the Company or KKR Holdings L.P. The express terms of this Appendix D control and supersede any course of performance and any usage of the trade inconsistent with any of the terms of this Appendix D.

18.	Severability.

Notwithstanding Section 13 or any other provision of this Appendix D to the contrary, any provision of this Appendix D that is prohibited or unenforceable in any jurisdiction (including but not limited to the application, if applicable, of Rule 5.6 of the New York Rules of Professional Conduct (or successor rule)) shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such event, the invalid provision shall be partially enforced, reformed or substituted with a valid provision which most closely approximates the intent and the economic effect of the invalid provision to give effect to the provision to the maximum extent permitted in such jurisdiction or in such case.  Grantee specifically acknowledges that Grantee has been provided with valuable consideration in exchange for the covenants set forth herein and, accordingly, such partial enforcement or reformation is necessary to avoid frustrating the Company’s purpose in awarding the Grantee such consideration.

19.	Interpretation.

Notwithstanding anything contained in Article IV of the Agreement, the provisions of Sections 10 through 19 (inclusive) of this Appendix D shall govern with respect to, and shall be applicable only to the interpretation, administration and enforcement of, the provisions of this Appendix D, and shall not govern or otherwise apply to, or have any administrative or interpretive effect on, any other provisions of the remainder of the Agreement or any other of its Appendices.

APPENDIX E

Amended and Restated
KKR & Co. Inc.
2010 Equity Incentive Plan

1.	Purpose of the Plan

This Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan (the “Plan”) is designed to promote the long term financial interests and growth of KKR & Co. Inc., a Delaware corporation (the “Corporation”), and its Affiliates by (i) attracting and retaining directors, officers, employees, consultants or other service providers of the Corporation or any of its Affiliates and (ii) aligning the interests of such individuals with those of the Corporation and its Affiliates by providing them with equity-based awards based on shares of Class A Common Stock, $0.01 par value per share, of the Corporation (the “Class A Common Stock”).

The Plan was originally adopted as the KKR & Co. L.P. 2010 Equity Incentive Plan (the “Original Plan”) and was amended and restated in accordance with Section 9 of the Original Plan on July 1, 2018 to reflect changes relating to the conversion of KKR & Co. L.P., a Delaware limited partnership (the “Partnership”), into the Corporation (the “Conversion”), including to reflect that the Awards granted under the Plan shall relate to Class A Common Stock rather than common units representing limited partner interests in the Partnership (the “Common Units”), such amendment and restatement effective as of the effectiveness of the Conversion (the “Conversion Time”). Awards granted under the Original Plan shall remain outstanding under the Plan, with adjustments made to such Awards, pursuant to Section 9 of the Original Plan and effective as of the Conversion Time, such that references thereunder to (i) Common Units shall instead refer to Class A Common Stock, (ii) the Partnership shall instead refer to the Corporation, and (iii) to any other defined term that was defined in an applicable Award by reference to Section 2 of the Original Plan shall instead refer to the defined terms set forth in Section 2 hereof.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)      Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)      Administrator: The Board, or the committee or subcommittee thereof, or other employee or group of employees, to whom authority to administer the Plan has been delegated by the Board.

(c)      Affiliate:  With respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common control with such specified Person. As used herein, the term “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

(d)      Award:  Individually or collectively, any Option, Stock Appreciation Right, or Other Stock-Based Awards based on or relating to the Class A Common Stock issuable under the Plan.

(e)      Board:  The board of directors of the Corporation.

(f)      Change in Control:  Except as otherwise set forth in any applicable Award agreement, (i) the occurrence of any Person, other than KKR Management LLC or a Person approved by KKR Management LLC, becoming the Class B Stockholder (as defined in the Certificate of Incorporation of the Corporation), (ii) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or more series of related transactions of all or substantially all of the combined assets of the Group Partnerships taken as a whole to any Person other than a Permitted Person, (iii) the consummation of any transaction or a series of related transactions (including any merger or consolidation) that results in any Person (other than a Permitted Person) becoming the beneficial owner of a majority of the controlling interests in any one or more Group Partnerships that together hold all or substantially all of the combined assets of the Group Partnerships taken as a whole, or (iv) the occurrence of any other event as determined by the Board to constitute a Change in Control. Solely for the purpose of this definition, the term “person” shall have the meaning given to such term under Section 13(d)(3) of the Act or any successor provision thereto; and for purposes of the Plan, the term “beneficial owner” shall have the meaning given to such term under Rule 13d-3 promulgated under the Act or any successor provision thereto, and the combined assets of the Group Partnerships shall exclude the portion of any such assets that are allocable to holders of any non-controlling interests in any consolidated subsidiaries.

(g)      Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)      Effective Date:  July 15, 2010.

(i)      Employee Exchange Agreement:  That certain Second Amended and Restated Exchange Agreement, dated as of May 3, 2018, by and among KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P., KKR Holdings L.P., KKR & Co. L.P., KKR Group Holdings L.P., KKR Subsidiary Partnership L.P., KKR Group Limited and KKR Group Holdings Corp.

(j)       Employment:  The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Corporation or any of its Affiliates, (ii) a Participant’s services as a consultant or partner, if the Participant is consultant to, or partner of, the Corporation or of any of its Affiliates, and (iii) a Participant’s services as an non-employee director, if the Participant is a non-employee member of the Board.

(k)      Fair Market Value:  Of a share of Class A Common Stock on any given date means (i) the closing sale price per share of Class A Common Stock on the New York Stock Exchange or The NASDAQ Stock Market (a “U.S. Exchange”) on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if Class A Common Stock is not listed for trading on a U.S. Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to the Act on which the Class A Common Stock is listed, (iii) if Class A Common Stock is not so listed on a U.S. Exchange, the last quoted bid price for Class A Common Stock on that date in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization, or (iv) if Class A Common Stock is not so quoted by OTC Markets Group Inc. or a similar organization, the average of the mid-point of the last bid and ask prices for Class A Common Stock on that date from a nationally recognized independent investment banking firm selected by the Board for this purpose.

(l)       Group Partnerships:  KKR Management Holdings L.P., a Delaware limited partnership, KKR Fund Holdings L.P., a Cayman Island exempted limited partnership, and KKR International Holdings L.P., a Cayman Island exempted limited partnership, along with any partnership designated in the future as a “Group Partnership” by the Corporation.

(m)     Group Partnership Unit:  A “Group Partnership Unit” as defined in the Pre-Listing Plan.

(n)      KKR Group:  The Group Partnerships, the direct and indirect parents of the Group Partnerships (the “Parents”), any direct or indirect subsidiaries of the Parents or the Group Partnerships, the general partner or similar controlling entities of any investment fund or vehicle that is managed, advised or sponsored by the KKR Group (the “Funds”) and any other entity through which any of the foregoing directly or indirectly conducts its business, but shall exclude any company over which a Fund exercises a significant degree of control as an investor.

(o)      Option:  An option to purchase Class A Common Stock granted pursuant to Section 6 of the Plan.

(p)      Option Price:  The purchase price per share of Class A Common Stock of an Option, as determined pursuant to Section 6(a) of the Plan.

(q)      Other Stock-Based Awards:  Awards granted pursuant to Section 8 of the Plan.

(r)      Participant:  A director, officer, employee, consultant or other service provider of the Corporation or of any of its Affiliates who is selected by the Administrator to participate in the Plan.

(s)      Permitted Person:  The term “Permitted Person” means (i) an individual who (a) is an executive of the KKR Group, (b) devotes substantially all of his or her business and professional time to the activities of the KKR Group and (c) did not become an executive of the KKR Group or begin devoting substantially all of his or her business and professional time to the activities of the KKR Group in contemplation of a Change in Control or (ii) any Person in which any one or more such individuals directly or indirectly holds a majority of the controlling interests.

(t)       Person:  Any individual, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

(u)      Pre-Listing Award:  Any equity-based award (whether an option, unit appreciation right, restricted equity unit, phantom equity unit, or other equity-based award based in whole or in part on the fair market value of any equity unit or otherwise) granted pursuant to the Pre-Listing Plan.

(v)      Pre-Listing Plan:  KKR Management Holdings L.P. 2009 Equity Incentive Plan.

(a)      Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 7 of the Plan.

3.	Class A Common Stock Subject to the Plan

Subject to Section 9 hereof, the total number of shares of Class A Common Stock which shall be available for issuance under the Plan shall be equal to the total number of Common Units available under the Original Plan immediately prior to the Conversion Time (the “Original Plan Amount”), of which all or any portion may be issued as Class A Common Stock.  Notwithstanding the foregoing, beginning with the first fiscal year of the Corporation commencing after the Conversion Time and continuing with each subsequent fiscal year of the Corporation occurring thereafter, the aggregate number of shares of Class A Common Stock covered by the Plan will be increased, on the first day of each fiscal year of the Corporation occurring during the term of the Plan and commencing after the Conversion Time, by a number of shares of Class A Common Stock equal to the positive difference, if any, of (x) 15% of the aggregate number of shares of Class A Common Stock (determined on a fully converted and diluted basis) outstanding on the last day of the immediately preceding fiscal year of the Corporation minus (y) the Original Plan Amount, as such amount may have been increased by this sentence in any prior fiscal year, unless the Administrator should decide to increase the number of shares of Class A Common Stock covered by the Plan by a lesser amount on any such date.  The issuance of shares of Class A Common Stock or the payment of cash upon the exercise of an Award or any Pre-Listing Award or in consideration of the settlement, cancellation or termination of an Award or any Pre-Listing Award shall reduce the total number of shares of Class A Common Stock covered by and available for issuance under the Plan, as applicable (with any Awards or Pre-Listing Awards settled in cash reducing the total number of shares of Class A Common Stock by the number of shares of Class A Common Stock determined by dividing the cash amount to be paid thereunder by the Fair Market Value of one share of Class A Common Stock on the date of payment), and the issuance of Group Partnership Units in consideration of the settlement, cancellation or termination of  any Pre-Listing Award shall reduce the total number of shares of Class A Common Stock covered by and available for issuance under the Plan by a number of shares of Class A Common Stock equal to the number of Group Partnership Units so issued multiplied by the Exchange Rate (as defined in the Employee Exchange Agreement).  Shares of Class A Common Stock which are subject to Awards which are cancelled, forfeited, terminated or otherwise expired by their terms without the payment of consideration, and shares of Class A Common Stock which are used to pay the exercise price of any Award, may be granted again subject to Awards under the Plan.  For the avoidance of doubt, shares of Class A Common Stock which are subject to Awards other than Options or Stock Appreciation Rights which are withheld to pay tax withholding obligations will be deemed not to have been delivered and will be available for further Awards under the Plan.

For purposes of this Section 3, the number of shares of Class A Common Stock that, as of a particular date, will be considered to be “covered by” the Plan will be equal to the sum of (i) the number of shares of Class A Common Stock available for issuance pursuant to the Plan but which are not subject to an outstanding Award or Pre-Listing Award as of such date, (ii) the number of shares of Class A Common Stock subject to outstanding Awards or Pre-Listing Awards as of such date and (iii) the number of Group Partnership Units subject to outstanding Pre-Listing Awards as of such date multiplied by the Exchange Rate (as defined in the Employee Exchange Agreement) as in effect on such date.  For purposes of this Section 3, (A) an Option or Stock Appreciation Right that has been granted under the Plan or the Pre-Listing Plan will be considered to be an “outstanding” Award or Pre-Listing Award, as applicable, until it is exercised or cancelled, forfeited, terminated or otherwise expires by its terms, (B) a share of Class A Common Stock that has been granted as an Award under the Plan that is subject to vesting conditions will be considered an “outstanding” Award until the vesting conditions have been satisfied or the Award otherwise terminates or expires unvested by its terms, (C) a Group Partnership Unit that has been granted as a Pre-Listing Award under the Pre-Listing Plan that is subject to vesting conditions will be considered an “outstanding” Pre-Listing Award until the vesting conditions have been satisfied or the Pre-Listing Award otherwise terminates or expires unvested by its terms and (D) any Award or Pre-Listing Award other than an Option, Stock Appreciation Right, share of Class A Common Stock or Group Partnership Unit that is subject to vesting conditions will be considered to be an “outstanding” Award or Pre-Listing Award, as applicable, until it has been settled.

4.	Administration

(a)      Administration and Delegation.  The Plan shall be administered by the Administrator.  The Administrator may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Corporation or of any Affiliate of the Corporation; provided that such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time.  The Administrator may delegate the day-to-day administration of the Plan to any employee or group of employees of the Corporation or any of its Affiliates or a nationally recognized third-party stock plan administrator.

(b)      Substitution of Prior Awards.  Awards may, in the discretion of the Administrator, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Corporation, any Affiliate of the Corporation or any entity acquired by the Corporation or with which the Corporation combines.  The number of shares of Class A Common Stock underlying such substitute awards shall be counted against the aggregate number of shares of Class A Common Stock available for Awards under the Plan.

(c)      Interpretation; Corrections; Final and Binding Decisions.  The Administrator is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Administrator may correct any defect or supply any omission or reconcile any inconsistency in the Plan or Award agreement in the manner and to the extent the Administrator deems necessary or desirable, without the consent of any Participant.  Any decision of the Administrator in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries and successors).

(d)      Establishment of Award Terms.  The Administrator shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(e)      Payment of Taxes Due.  The Administrator shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award.  To the extent that such withholding arises in connection with the settlement of an Award with Class A Common Stock, the Administrator may, in its sole discretion, cause such payments to be funded by reducing the Class A Common Stock delivered upon settlement by an amount of Class A Common Stock having a Fair Market Value equal to the amount of payments that would then be due (and if an Award is settled in cash, the Administrator may withhold cash in respect to such taxes due). The Administrator shall establish the manner in which any such tax obligation may be satisfied by the Participant.

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non‑qualified options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Administrator shall determine:

(a)      Option Price.  The Option Price per share of Class A Common Stock shall be determined by the Administrator, provided that, solely for the purposes of an Option granted under the Plan to a Participant who is a U.S. taxpayer, in no event will the Option Price be less than 100% of the Fair Market Value on the date an Option is granted.

(b)      Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)      Exercise of Options.

(i)            Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the shares of Class A Common Stock for which it is then exercisable.  For purposes of this Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Corporation and, if applicable, the date payment is received by the Corporation pursuant to clauses (A), (B), (C) or (D) in the following sentence.

(ii)           The Option Price for share of the Class A Common Stock as to which an Option is exercised shall be paid to the Corporation, and in the manner designated by the Administrator, pursuant to one or more of the following methods: (A) in cash or its equivalent (e.g., by personal check); (B) in Class A Common Stock having a Fair Market Value equal to the aggregate Option Price for the shares of Class A Common Stock being purchased and satisfying such other requirements as may be imposed by the Administrator; provided that such Class A Common Stock have been held by the Participant for such period as may be established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles; (C) partly in cash and partly in such Class A Common Stock; (D) if there is a public market for the Class A Common Stock at such time, through the delivery of irrevocable instructions to a broker to sell Class A Common Stock obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such sale equal to the aggregate Option Price for the Class A Common Stock being purchased, or (E) to the extent permitted by the Administrator, through net settlement in Class A Common Stock.

(iii)          To the extent compliant with applicable laws, no Participant shall have any rights to distributions or other rights of a holder with respect to Class A Common Stock subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the Option Price for such Class A Common Stock and, if applicable, has satisfied any other conditions imposed by the Administrator pursuant to the Plan.

(d)      Attestation.  Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Class A Common Stock, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Class A Common Stock, in which case the Corporation shall treat the Option as exercised without further payment and/or shall withhold such number of shares of Class A Common Stock from the Class A Common Stock acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a)      Grants.  The Administrator may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof.  A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of shares of Class A Common Stock covered by an Option (or such lesser number of shares of Class A Common Stock as the Administrator may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)      Exercise Price.  The exercise price per share of Class A Common Stock of a Stock Appreciation Right shall be an amount determined by the Administrator; provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; provided, further that, solely for the purposes of a Stock Appreciation Right granted under the Plan to a Participant who is a U.S. taxpayer, in the case of a Stock Appreciation Right that was not granted in conjunction with an Option, the exercise price per Stock Appreciation Right shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)      Terms of Grant:  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the exercise price per share of Class A Common Stock, times (ii) the number of shares of Class A Common Stock covered by the Stock Appreciation Right.  Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Corporation the unexercised Option, or any portion thereof, and to receive from the Corporation in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one share of Class A Common Stock over (B) the Option Price per share of Class A Common Stock, times (ii) the number of shares of Class A Common Stock covered by the Option, or portion thereof, which is surrendered.  Payment shall be made in Class A Common Stock or in cash, or partly in Class A Common Stock and partly in cash (any such Class A Common Stock valued at such Fair Market Value), all as shall be determined by the Administrator.

(d)      Exercisability:  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Corporation of written notice of exercise stating the number of shares of Class A Common Stock with respect to which the Stock Appreciation Right is being exercised.  The date a notice of exercise is received by the Corporation shall be the exercise date.  The Administrator, in its sole discretion, may determine that no fractional Class A Common Stock will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for the fractional Class A Common Stock and the number of shares of Class A Common Stock to be delivered will be rounded downward to the next whole share of Class A Common Stock.

(e)      Limitations.  The Administrator may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted..

8.	Other Stock-Based Awards

The Administrator, in its sole discretion, may grant or sell Awards of Class A Common Stock, restricted Class A Common Stock, deferred restricted Class A Common Stock, phantom restricted Class A Common Stock or other Class A Common Stock-based awards based in whole or in part on the Fair Market Value of the Class A Common Stock (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Administrator shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Administrator shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Class A Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Class A Common Stock, or other assets or a combination of cash, Class A Common Stock and other assets; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Class A Common Stock so awarded and issued shall be fully paid and non-assessable).

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)      Equity Restructurings. In the event of any extraordinary Class A Common Stock distribution or split, recapitalization, rights offering, split-up or spin-off or any other event that constitutes an “equity restructuring” (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718) with respect to the Class A Common Stock, the Administrator shall, in the manner determined appropriate or desirable by the Administrator and without liability to any person, adjust any or all of (i) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, and (ii) the terms of outstanding Awards, including, but not limited to (A) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Option Price or exercise price of any Option or Stock Appreciation Right and (C) any performance targets or other applicable terms.

(b)     Mergers, Reorganizations and Other Corporate Transactions. In the event of any reorganization, merger, consolidation, combination, repurchase or exchange of Class A Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Class A Common Stock or other securities of the Corporation, or other similar corporate transaction or event that affects the Class A Common Stock such that an adjustment is determined by the Administrator in its discretion to be appropriate or desirable, the Administrator in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable as to (i) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, and (ii) the terms of any outstanding Award, including (A) the number of shares of Class A Common Stock or other securities of the Corporation (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Option Price or exercise price of any Option or Stock Appreciation Right and (C) any performance targets or other applicable terms.

(c)     Change in Control. In the event of a Change in Control after the Effective Date, (i) if determined by the Administrator in the applicable Award agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (ii) the Administrator may (subject to Sections 16 and 18), but shall not be obligated to: (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award; (B) cancel such Awards for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Class A Common Stock subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Class A Common Stock subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights; (C) provide that any Options or Stock Appreciation Right having an exercise price per share of Class A Common Stock that is greater than the per share value of the consideration to be paid in the Change in Control transaction to a holder of a share of Class A Common Stock shall be cancelled without payment of any consideration therefor; (D) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion; or (E) provide that for a period of at least 15 days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Corporation’s or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Corporation’s or Affiliate’s right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award (including as a result of recurring prior Award), and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  No Award shall constitute compensation for purposes of determining any benefits under any benefit plan.  The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

Unless otherwise determined or approved by the Administrator, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  Any transfer or assignment in violation of the prior sentence shall be null and void.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

13.	Amendments or Termination

The Board may amend, alter or discontinue the Plan or any outstanding Award, but no amendment, alteration or discontinuation shall be made, without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Administrator may without the Participant’s consent (a) amend the Plan or any outstanding Award in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Corporation or to Participants as provided in Section 14 and Section 18 below), and (b) amend any outstanding Awards in a manner that is not adverse (other than in a de minimis manner) to a Participant, except as otherwise may be permitted pursuant to Section 9 hereof or as is otherwise contemplated pursuant to the terms of the Award, without the Participant’s consent.

14.	International Participants

With respect to Participants who reside or work outside the United States of America, the Administrator may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Corporation or an Affiliate.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the law of the State of New York without giving effect to any otherwise governing principles of conflicts of law that would apply the laws of another jurisdiction.

16.	Other Laws; Restrictions on Transfer of Class A Common Stock

The Administrator may refuse to issue or transfer any Class A Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Class A Common Stock or such other consideration might violate any applicable law or regulation or entitle the Corporation to recover the same under Section 16(b) of the Act, as amended, and any payment tendered to the Corporation by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Corporation, and no such offer shall be outstanding, unless and until the Administrator in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the United States federal and any other applicable securities laws.

17.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date.

18.	Section 409A

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.   Notwithstanding other provisions of the Plan or any Award agreements issued thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, consistent with the provisions of Section 13(a) above, the Corporation may take whatever actions the Administrator determines necessary or appropriate to comply with, or exempt the Plan and Award agreement from the requirements of Section 409A of the Code and related Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date including, without limitation, (a) adopting such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) taking such other actions as the Administrator determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code, which action may include, but is not limited to, delaying payment to a Participant who is a “specified employee” within the meaning of Section 409A of the Code until the first day following the six-month period beginning on the date of the Participant’s termination of Employment.  The Corporation shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Corporation, the Administrator nor any employee, director or representative of the Corporation or of any of its Affiliates shall have any liability to Participants with respect to this Section 18.

Fidelity Stock Plan Services, LLC PARTICIPANT CONSENT KKR & Co. Inc.

PARTICIPANT CONSENT

Pursuant to provisions of this grant agreement between me and KKR & Co. Inc. (the “Company”) and/or other parties thereto, and as a condition of receiving such grant agreement, I hereby authorize Fidelity Stock Plan Services, LLC and its affiliates (including, but not limited to Fidelity Brokerage Services LLC, National Financial Services LLC, and Fidelity Personal Trust Company, FSB) (“Fidelity”) (i) to act upon the directions of Company or its designee direction to restrict my ability to sell, transfer or to take other actions with respect to certain Company equity that I may hold, and (ii) to act the directions of the Company or its designee, pursuant to provisions of the Company’s plans and this grant agreement requiring my forfeiture of Company equity if I violate certain restrictive covenants, to transfer in kind Company equity held by Fidelity on my behalf to the Company or its designee.

Participant Name:	Participant Name

Participant Signature:	Electronic Signature

Date:	Acceptance Date